Tel: (604) 688-5421	BDO Canada LLP
Fax: (604) 688-5132	1100 Royal Centre
www.bdo.ca	1055 West Georgia Street, P.O. Box 11101
Vancouver, British Columbia
V6E 3P3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectus supplement constituting a part of this Registration Statement of our report dated June 26, 2024, relating to the consolidated financial statements of Zentek Ltd. ("the Company") appearing in the Company's Annual Report on Form 40-F for the year ended March 31, 2024. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Canada LLP

BDO Canada LLP

Vancouver, Canada

March 3, 2025

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms